Exhibit 99.1

Cadre Holdings Reports Second Quarter 2026 Financial Results

Grew Quarterly Net Sales 32% and Gross Profit 36% Year-Over-Year

Increased Quarterly Adjusted EBITDA and Expanded Adjusted EBITDA Margin Both Sequentially and Year-Over-Year

Orders Backlog Increases to Record $368 Million, Marking Second Consecutive Quarterly Record

Raises Guidance to Full Year 2026 Net Sales of $749 to $769 Million and Adjusted EBITDA of $139 to $144 Million

JACKSONVILLE, Fla., August 5, 2026 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “Company”), a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets, announced today its consolidated operating results for the three and six months ended June 30, 2026.

•	Net sales of $207.1 million for the second quarter; net sales of $362.6 million for the six months ended June 30, 2026.
•	Gross profit margin of 42.1% for the second quarter; gross profit margin of 40.6% for the six months ended June 30, 2026.
•	Net income of $11.4 million, or $0.26 per diluted share, for the second quarter; net income of $13.4 million, or $0.31 per diluted share, for the six months ended June 30, 2026.
•	Adjusted EBITDA of $42.0 million for the second quarter; Adjusted EBITDA of $63.1 million for the six months ended June 30, 2026.
•	Adjusted EBITDA margin of 20.3% for the second quarter; Adjusted EBITDA margin of 17.4% for the six months ended June 30, 2026.
•	Declared quarterly cash dividend of $0.10 per share in July 2026.

“We delivered outstanding Q2 results that exceeded our expectations, reflecting continued strong demand trends for our mission critical safety equipment, together with consistent execution and the benefits of the Cadre operating model,” said Warren Kanders, CEO and Chairman. “Net sales, gross profit, and Adjusted EBITDA increased significantly this quarter, with an Adjusted EBITDA margin that improved 310 basis points year-over-year. Our strong year-to-date financial and operational performance, combined with our record orders backlog and continued momentum entering the second half of the year, gives us increased confidence in our outlook. As a result, we are raising our full-year guidance and remain well positioned to deliver meaningful growth and profitability in 2026 and beyond.”

Mr. Kanders added, “We are firmly focused on strengthening our industry-leading safety platform and delivering differentiated capabilities to a growing global customer base. Building on our recent bolt-on acquisition of a recognized holster brand, disciplined M&A remains a core component of our growth strategy. We are actively evaluating a robust pipeline of complementary, mission-critical businesses with leading market positions, strong financial profiles, durable demand characteristics and significant potential for value creation through operational improvement and effective integration.”

Second Quarter and Six-Month 2026 Operating Results

For the quarter ended June 30, 2026, Cadre generated net sales of $207.1 million, as compared to $157.1 million for the quarter ended June 30, 2025. This increase was primarily a result of current year acquisitions and increased demand for nuclear safety, armor, and duty gear products.

For the six months ended June 30, 2026, Cadre generated net sales of $362.6 million, as compared to $287.2 million for the six months ended June 30, 2025, also mainly driven by current and prior year acquisitions, partially offset by lower agency demand for hard goods in the Distribution segment.

For the quarter ended June 30, 2026, Cadre generated gross profit of $87.1 million, as compared to $64.2 million for the quarter ended June 30, 2025. For the six months ended June 30, 2026, Cadre generated gross profit of $147.3 million, as compared to $120.4 million for the prior year period.

Gross profit margin was 42.1% for the quarter ended June 30, 2026, as compared to 40.9% for the quarter ended June 30, 2025, mainly driven by favorable pricing, partially offset by an increase in inventory step-up amortization. Gross profit margin was 40.6% for the six months ended June 30, 2026, as compared to 41.9% for the prior year period.

Net income was $11.4 million for the quarter ended June 30, 2026, as compared to net income of $12.2 million for the quarter ended June 30, 2025. The decrease was primarily a result of increased contingent consideration expense, compensation expense and adverse foreign currency fluctuations, partially offset by increased gross profit.

Net income was $13.4 million for the six months ended June 30, 2026, as compared to net income of $21.5 million for the prior year period, also primarily as a result of increased contingent consideration expense, compensation expense and adverse foreign currency fluctuations, partially offset by increased gross profit.

Cadre generated $42.0 million of Adjusted EBITDA for the quarter ended June 30, 2026, as compared to $27.0 million for the quarter ended June 30, 2025. Adjusted EBITDA margin was 20.3% for the quarter ended June 30, 2026, as compared to 17.2% for the prior year period.

Cadre generated $63.1 million of Adjusted EBITDA for the six months ended June 30, 2026, as compared to $47.5 million for the prior period. Adjusted EBITDA margin was 17.4% for the six months ended June 30, 2026, as compared to 16.5% for the prior year period.

Product segment gross margin was 42.6% and 41.5% for the second quarter and six months ended June 30, 2026, respectively, compared to 41.7% and 42.9% for the prior year periods.

Distribution segment gross margin was 22.8% and 21.4% for the second quarter and six months ended June 30, 2026, respectively, compared to 23.1% and 22.3% for the prior year periods.

Liquidity, Cash Flows and Capital Allocation

•	Cash and cash equivalents decreased by $68.9 million from $122.9 million as of December 31, 2025 to $54.0 million as of June 30, 2026.
•	Total debt increased by $67.1 million from $307.3 million as of December 31, 2025 to $374.3 million as of June 30, 2026.
•	Net debt (total debt net of cash and cash equivalents) increased by $136.0 million from $184.4 million as of December 31, 2025 to $320.3 million as of June 30, 2026.
•

Capital expenditures totaled $3.3 million for the second quarter and $6.4 million for the six months ended June 30, 2026, compared with $1.3 million for the second quarter and $2.7 million for the six months ended June 30, 2025.

FBI Indefinite Delivery/Indefinite Quantity (“IDIQ”) contract

On June 2, 2026, Cadre announced that its subsidiary, Safariland, was selected as the ballistic panel provider integrated into Predictive Ballistics LLC’s Overt Armor Kit (“OAK”). Predictive Ballistics was recently awarded a five-year, $61.0 million IDIQ contract by the Federal Bureau of Investigation (“FBI”). The OAK system is also available to the United States Marshals Service, the Drug Enforcement Administration, and other Department of Justice agencies.

Acquisition of Alien Gear Holsters

On April 7, 2026, Cadre completed its acquisition of Alien Gear Holsters and certain assets and liabilities from Tedder Industries, LLC, through a court-supervised bankruptcy auction. Alien Gear Holsters is a leading manufacturer of proprietary holsters and gear for the consumer, law enforcement, military, and security markets.

Dividend

On July 21, 2026, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share, or $0.40 per share on an annualized basis. Cadre’s dividend payment will be made on August 14, 2026 to shareholders of record as of the close of business on the record date of July 31, 2026. The declaration of any future dividend is subject to the discretion of the Company’s Board of Directors.

Increased 2026 Outlook

Cadre increased its full-year guidance and expects to generate net sales in 2026 of between $749 million and $769 million and adjusted EBITDA in 2026 of between $139 million and $144 million. We expect capital expenditures to be in the range of $10 million to $14 million. Cadre has not provided net income guidance due to the inherent difficulty of forecasting certain types of expenses and gains, which affect net income but not adjusted EBITDA. Therefore, we do not provide a reconciliation of adjusted EBITDA guidance to net income guidance.

Conference Call

Management will host a conference call on Thursday, August 6, 2026, at 10:00 a.m. EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (800)-715-9871 and the dial-in number for international callers is 646-307-1963. The access code for all callers is 9511718. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through August 20, 2026. To access the replay, please dial 800-770-2030 in the U.S. or +1-609-800-9909 if outside the U.S., and then enter the access code 9511718.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety products. Cadre’s equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company’s core products include body armor, explosive ordnance disposal equipment, duty gear and nuclear safety products. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin, and (iv) last twelve months adjusted EBITDA. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period- over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measure adjusted EBITDA for the fiscal year 2026 to net income for the fiscal year 2026, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not adjusted EBITDA. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$53,984	$122,898
Restricted cash	3,685	2,429
Accounts receivable, net of allowance for doubtful accounts of $271 and $273, respectively	128,445	110,607
Inventories	129,120	100,263
Prepaid expenses	15,754	14,574
Other current assets	17,129	15,095
Total current assets	348,117	365,866
Property and equipment, net of accumulated depreciation and amortization of $67,795 and $63,125, respectively	125,441	78,822
Operating lease assets	25,194	19,778
Deferred tax assets, net	4,901	4,816
Intangible assets, net	174,148	114,984
Goodwill	233,907	181,406
Other assets	5,590	4,359
Total assets	$917,298	$770,031

Liabilities, Mezzanine Equity and Shareholders’ Equity
Current liabilities
Accounts payable	$38,895	$22,325
Accrued liabilities	97,346	61,066
Income tax payable	6,164	4,838
Current portion of long-term debt	20,012	16,266
Total current liabilities	162,417	104,495
Long-term debt	354,319	290,987
Long-term operating lease liabilities	17,257	15,039
Deferred tax liabilities	28,510	30,058
Other liabilities	7,993	11,648
Total liabilities	570,496	452,227

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025)	—	—

Shareholders’ equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 42,820,734 and 42,160,656 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	4	4
Additional paid-in capital	309,396	282,570
Accumulated other comprehensive (loss) income	(2,188)	460
Accumulated earnings	39,590	34,770
Total shareholders’ equity	346,802	317,804
Total liabilities, mezzanine equity and shareholders’ equity	$917,298	$770,031

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$207,126	$157,109	$362,555	$287,215
Cost of goods sold	119,991	92,860	215,254	166,835
Gross profit	87,135	64,249	147,301	120,380
Operating expenses
Selling, general and administrative	63,220	45,129	112,053	86,882
Restructuring and transaction costs	1,453	3,326	3,295	4,024
Related party expense	—	1,109	2,000	1,237
Total operating expenses	64,673	49,564	117,348	92,143
Operating income	22,462	14,685	29,953	28,237
Other expense
Interest expense, net	(5,019)	(3,590)	(9,290)	(5,821)
Other (expense) income, net	(529)	6,114	(918)	7,401
Total other expense, net	(5,548)	2,524	(10,208)	1,580
Income before provision for income taxes	16,914	17,209	19,745	29,817
Provision for income taxes	(5,507)	(4,998)	(6,363)	(8,358)
Net income	$11,407	$12,211	$13,382	$21,459

Net income per share:
Basic	$0.27	$0.30	$0.31	$0.53
Diluted	$0.26	$0.30	$0.31	$0.52
Weighted average shares outstanding:
Basic	42,809,646	40,661,955	42,684,595	40,640,433
Diluted	43,391,188	40,941,790	43,381,869	40,960,025

CADRE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash Flows From Operating Activities:
Net income	$13,382	$21,459
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,899	8,532
Amortization of original issue discount and debt issue costs	477	829
Amortization of inventory step-up	4,921	356
Deferred income taxes	(1,577)	266
Stock-based compensation	4,886	4,393
Remeasurement of contingent consideration	5,866	857
(Recoveries from) provision for accounts receivable	(345)	40
Unrealized foreign exchange transaction gain	(1,052)	(3,492)
Other loss	599	152
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(7,324)	10,365
Inventories	(8,272)	(11,304)
Prepaid expenses and other assets	(3,552)	3,375
Accounts payable and other liabilities	24,744	(15,849)
Net cash provided by operating activities	44,652	19,979
Cash Flows From Investing Activities:
Purchase of property and equipment	(6,133)	(2,733)
Proceeds from disposition of property and equipment	—	6
Business acquisitions, net of cash acquired	(163,853)	(89,590)
Net cash used in investing activities	(169,986)	(92,317)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	82,500	—
Payments on revolving credit facilities	(82,500)	—
Proceeds from term loans	75,000	97,500
Principal payments on term loans	(8,132)	(5,689)
Taxes paid in connection with employee stock transactions	(1,262)	(1,185)
Dividends distributed	(8,562)	(7,721)
Other	238	38
Net cash provided by financing activities	57,282	82,943
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	394	1,931
Change in cash, cash equivalents and restricted cash	(67,658)	12,536
Cash, cash equivalents and restricted cash, beginning of period	125,327	124,933
Cash, cash equivalents and restricted cash, end of period	$57,669	$137,469
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$5,657	$16,937
Cash paid for interest	$10,122	$8,202
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$265	$259
Non-cash consideration	$31,647	$—

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2026
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$190,039	$27,104	$(10,017)	$207,126
Cost of goods sold	109,069	20,937	(10,015)	119,991
Gross profit	$80,970	$6,167	$(2)	$87,135

	Three Months Ended June 30, 2025
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$140,135	$25,508	$(8,534)	$157,109
Cost of goods sold	81,702	19,609	(8,451)	92,860
Gross profit	$58,433	$5,899	$(83)	$64,249

	Six Months Ended June 30, 2026
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$330,678	$47,399	$(15,522)	$362,555
Cost of goods sold	193,532	37,244	(15,522)	215,254
Gross profit	$137,146	$10,155	$—	$147,301

	Six Months Ended June 30, 2025
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$252,870	$53,370	$(19,025)	$287,215
Cost of goods sold	144,327	41,450	(18,942)	166,835
Gross profit	$108,543	$11,920	$(83)	$120,380

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended		Six Months Ended		Last Twelve
	December 31,	June 30,		June 30,		Months
	2025	2026	2025	2026	2025	June 30, 2026
Net income	$44,139	$11,407	$12,211	$13,382	$21,459	$36,062
Add back:
Depreciation and amortization	18,633	6,171	4,676	11,899	8,532	22,000
Interest expense, net	12,480	5,019	3,590	9,290	5,821	15,949
Provision for income taxes	18,187	5,507	4,998	6,363	8,358	16,192
EBITDA	$93,439	$28,104	$25,475	$40,934	$44,170	$90,203
Add back:
Restructuring and transaction costs(1)	8,696	1,453	4,326	5,295	5,024	8,967
Other expense (income), net(2)	(7,455)	529	(6,114)	918	(7,401)	864
Stock-based compensation expense(3)	12,239	2,960	2,425	4,886	4,393	12,732
Stock-based compensation payroll tax expense(4)	1,566	1	—	130	92	1,604
Amortization of inventory step-up(5)	1,296	2,362	356	4,921	356	5,861
Contingent consideration expense(6)	1,927	6,430	526	5,866	857	6,936
Impairment expense(7)	—	148	—	148	—	148
Adjusted EBITDA	$111,708	$41,987	$26,994	$63,098	$47,491	$127,315
Adjusted EBITDA margin(8)	18.5%	20.3%	17.2%	17.4%	16.5%

(1)

Reflects the “Restructuring and transaction costs” line item on our condensed consolidated statements of operations, which primarily includes transaction costs composed of legal and consulting fees. In addition, this line item reflects a $1.0 million fee paid to Kanders & Company, Inc. for services related to the acquisition of Zircaloy for the year ended December 31, 2025 and a $2.0 million fee paid to Kanders & Company, Inc. for services related to the acquisition of TYR for the six months ended June 30, 2026, which are included in related party expense in the Company’s condensed consolidated statements of operations.

(2)

Reflects the “Other (expense) income, net” line item on our condensed consolidated statements of operations and primarily includes transaction gains and losses due to fluctuations in foreign currency exchange rates.

(3)	Reflects compensation expense related to equity classified stock-based compensation plans.
(4)	Reflects payroll taxes associated with vested stock-based compensation awards.
(5)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of acquisitions.
(6)	Reflects contingent consideration expense related to the acquisition of ICOR and TYR.
(7)	Reflects non-cash write-down of individual fixed assets.
(8)	Reflects adjusted EBITDA divided by net sales for the relevant periods.